Exhibit 10.1

September 14, 2005

Mr. Mark Carbeau
64 Gregory Street
Marblehead, MA 01945

Dear Mark,

On behalf of KCI, it is a pleasure to confirm the employment offer we recently discussed.  The specific terms and conditions of your new position will be as follows:

                Position Title:                                       President, KCI USA
                Employment Status:                              Regular Full-Time, Exempt
                Base Salary:                                          $27,083.33 per month
                Immediate Supervisor:                          Denny Ware
                                                                              CEO
                Assigned Department/Location:           8023 Vantage Drive
                                                                              San Antonio, TX  78230
                Start Date:                                             To be Determined
                Group Health Plan Effective Date:       Thirty-one days after start date
                                                                              (Pending receipt of enrollment forms)

In addition to your base salary, the Company may grant you an incentive bonus with a target bonus value equal to 40% of your annual base salary.  Bonus awards will be determined on both individual and corporate performance and will require that you remain in a bonus eligible position through December 31 of the year in question, except as otherwise set forth herein. This is a discretionary incentive award, subject to change or termination at the Company's sole discretion.  In lieu of a bonus opportunity for 2005, you will be guaranteed a payment (to be made on or about March 15, 2006) of $65,000.

Your position is eligible for participation in the Company’s Management Equity Plan (MEP). You will be recommended for a new hire equity grant. The grant will consist of 35,000 shares of non-qualified stock options (which vest ratably over 4 years) and 11,000 shares of restricted stock. The option exercise price will be set as the closing price on your start date.  The restricted shares will vest 33% on each of the 4th, 5th and 6th anniversaries of the grant date (but based on financial performance this vesting could be accelerated to as early as 33% on each of the 1st, 2nd and 3rd anniversaries of the grant date).  Your position is also eligible for consideration for future annual grants. All equity grant recommendations are subject to CEO and Board of Directors approval, and all grants are governed by the 2004 Equity Plan Document (the “Equity Plan”), which is subject to change.

To assist you with your pending relocation from Boston, MA to San Antonio, Texas the Company will provide the following:  (Please contact our relocation coordinator, Deborah Allen, at 210-255-6476.)

     1.   You will receive a one-time relocation allowance of $75,000 (less applicable withholding taxes).

Mr. Mark Carbeau
September 14, 2005

     2.   The Company will arrange for packing, transport and delivery of your household goods by a national freight carrier.  These services will be direct billed to the Company.

     3.   The Company will arrange for transport of one personal vehicle by a contracted van line/open air carrier if distance is over 500 miles; two vehicles if distance is over 1000 miles or you will be reimbursed $.35 per mile for driving your vehicle(s) from Boston to San Antonio, TX.  You will also be reimbursed reasonable meals and lodging expenses en route based on travel by the most direct route.

     4.   The Company will pay for a 7 day/6 night house-hunting trip to San Antonio for you and your spouse with travel and accommodations arranged through our Corporate Travel Department.

     5.   The Company will arrange for temporary housing for up to 90 days from your start date, which will be covered at 100% of the cost.

     6.   The Company will pay for a final move trip for you and your eligible dependents of one-way airfare (if your cars have been shipped) arranged through our Corporate Travel Department.

     7.   The Company will reimburse you normal closing costs for the purchase of your San Antonio residence, with a maximum of 1% for a loan origination fee and excluding discount points, prepaids and homeowner association fees. This reimbursement will be grossed up for tax purposes.

     8.   During your first 90 days of employment the Company will pay for one round-trip economy ticket every other weekend for you to return to Boston.

No other move related expenses will be reimbursed or paid directly by the Company. All accommodations must be arranged through our Corporate Travel Department.

Should you voluntarily resign your position with KCI within one year of your start date, you will be required to reimburse the Company all relocation-related expenses that the Company has covered (as described in paragraphs 1-7 above).

In the event that your employment is terminated by the Company at any time (other than for Cause (as that term is defined in the Equity Plan), you will receive a severance payment equal to one years’ base salary and a pro-rated payment of your incentive bonus based upon your length of employment in the applicable calendar year, provided that your employment is terminated by the Company other than for Cause on or after July 1 in the applicable calendar year.

As a member of the KCI Executive Committee, you will be entitled to annual tax preparation assistance (up to $1,500) and an annual executive physical with Health By Design (up to $1,050).

You will also be eligible to participate in our Deferred Compensation Plan, which allows you to defer up to $100,000 per year – registration for this plan in 2006 will take place in 2005, and additional details of this plan will be provided to you.

You will be entitled to 20 days annual vacation (in addition to regularly-scheduled Company holidays).

Mr. Mark Carbeau
September 14, 2005

This letter agreement, the Equity Plan, the Deferred Compensation Plan and any other agreement referenced herein serve to establish the entirety of your employment relationship with KCI and its subsidiaries, and supersedes any previous understanding that may have been implied or expressed, either verbally or in writing, by any representative of the Company.  All employment offers are contingent upon satisfactory completion of our pre-employment screening, including reference checks, background checks, INS requirements and substance abuse testing.  Employment relationships with KCI and its subsidiaries are at-will and may be terminated by notification from either party at any time, with or without cause.  You will be eligible for future participation in our standard employment related benefit programs such as vacations, education assistance, group health plan, insurance benefits, etc., contingent upon your satisfaction of the eligibility or enrollment requirements pertaining to those programs.

The Company shall require its respective assigns and successors in any transaction (including any Change in Control) to assume this letter agreement and to agree to perform fully hereunder.  In any event, this letter agreement shall inure to the benefit of, and be binding upon, the Company’s respective successors and assigns and your heirs, estate, legatees, executors, administrators, and legal representatives.

No provision of this letter may be modified, amended, waived or discharged unless such waiver, modification, amendment or discharge is agreed to in writing and signed by you and a duly authorized representative of the Company other than you.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this letter to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

By your signature affixed below, you acknowledge that you have received a copy of the Company’s arbitration procedures, have had the opportunity to review them and agree to abide by the procedures fully.  In addition, you understand and agree that the Company is engaged in transactions involving interstate commerce and that this employment offer evidences a transaction involving commerce.

If you find the above terms and conditions of employment acceptable, in order to activate your payroll status you must complete the appropriate signature blank below, and return the original to me.  A copy is included for your retention.

It is my sincere hope you will find your experience with KCI to be personally and professionally rewarding.  I look forward to a mutually prosperous working relationship.

Sincerely,

KCI                                                                                             UNDERSTOOD AND AGREED:

   /s/  R. JAMES CRAVENS                                                             /s/  MARK CARBEAU
R. James Cravens                                                                        Mark Carbeau                         Date
Vice President, Human Resources

Enclosures